Exhibit 10(bl)

PARTIAL UNWIND AGREEMENT dated as of November 22, 2019 with respect to the Call Option Transaction Confirmations and the Warrants Confirmations
between Invacare Corporation and Wells Fargo Bank, National Association

THIS PARTIAL UNWIND AGREEMENT (this “Agreement”) with respect to the Call Option Transaction Confirmations (as defined below) and the Warrants Confirmations (as defined below) is made as of November 22, 2019 between Invacare Corporation (the “Company”) and Wells Fargo Bank, National Association (“Dealer”).
WHEREAS, the Company and Dealer entered into a Base Call Option Transaction Confirmation, dated as of February 17, 2016 (as amended, modified, terminated or unwound from time to time, the “Base Call Option Transaction Confirmation”), and an Additional Call Option Transaction Confirmation, dated as of March 4, 2016 (the “Additional Call Option Transaction Confirmation” and together with the Base Call Option Transaction Confirmation, the “Call Option Transaction Confirmations”), relating to USD 150,000,000 principal amount of 5.00% Convertible Senior Notes due 2021 (the “Convertible Notes”);
WHEREAS, the Company and Dealer entered into a Base Warrants Confirmation, dated as of February 17, 2016, (as amended, modified, terminated or unwound from time to time, the “Base Warrants Confirmation”) and an Additional Warrants Confirmation, dated as of March 4, 2016, (the “Additional Warrants Confirmation” and together with the Base Warrants Confirmation, the “Warrants Confirmations,” and together with the Call Option Transaction Confirmations, the “Confirmations”), pursuant to which the Company issued to Dealer warrants to purchase common shares, without par value, of the Company (the “Shares”);
WHEREAS, the Company expects to exchange USD72,909,000 principal amount of Convertible Notes (the “Exchanged Convertible Notes”) in exchange for the same principal amount of 5.00% Convertible Senior Notes due 2024 on the closing date of the exchange (the “Exchange Date”).
WHEREAS, the Company has requested, and Dealer has agreed, to unwind the Base Call Option Transaction Confirmation with respect to a portion of the Number of Options included in such confirmation; and
WHEREAS, the Company has requested, and Dealer has agreed, to unwind the Base Warrants Confirmation with respect to a portion of the Number of Warrants included therein;
NOW, THEREFORE, in consideration of their mutual covenants herein contained, the parties hereto, intending to be legally bound, hereby mutually covenant and agree as follows:
1.    Defined Terms. Any capitalized term not otherwise defined herein shall have the meaning set forth for such term in the Base Call Option Transaction Confirmation or the Base Warrants Confirmation, as applicable.

2.    Partial Call Option Unwind. On the date of this Agreement, the Number of Options in the Base Call Option Transaction Confirmation shall be reduced by 72,909, from 114,000 to 41,091.

3.    Partial Warrants Unwind. On the date of this Agreement, the Number of Warrants set forth in the Base Warrants Confirmation shall be reduced by 875,625, from 1,561,279 to 685,654.

4.    Payments.

(a)In consideration for the foregoing partial call option unwind, Dealer shall pay to the Company in immediately available funds cash in an amount equal to USD1,158,452.

(b)In consideration for the foregoing partial warrants unwind, Company shall pay to Dealer in immediately available funds cash in an amount equal to USD1,158,452.

(c)Company and Dealer agree that the payments made in 4(a) and 4(b) above shall be netted resulting in no payment due by either party.

5.    Representations and Warranties of the Company. The Company represents and warrants to Dealer on the date hereof that:

(a)it has the power to execute this Agreement and any other documentation relating to this Agreement to which it is a party, to deliver this Agreement and to perform its obligations under this Agreement and has taken all necessary action to authorise such execution, delivery and performance;

(b)such execution, delivery and performance by the Company of this Agreement do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets;

(c)all governmental and other consents that are required to have been obtained by it with respect to this Agreement have been obtained and are in full force and effect and all conditions of any such consents have been complied with;

(d)its obligations under this Agreement constitutes its legal, valid and binding obligations, enforceable in accordance with its terms (subject to applicable bankruptcy, reorganisation, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law));

(e)it is not entering into this Agreement to create actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for the Shares) or to raise or depress or otherwise manipulate the price of the Shares (or any security convertible into or exchangeable for the Shares) or otherwise in violation of the Exchange Act;

(f)on the date hereof and the Exchange Date, the Company is not and will not be “insolvent” (as such term is defined under Section 101(32) of the Bankruptcy Code);

(g)the Company (A) is capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities; (B) will exercise independent judgment in evaluating the recommendations of any broker-dealer or its associated persons, unless it has otherwise notified the broker-dealer in writing; and (C) has total assets of at least USD 50 million; and

(h)each of it and its affiliates is not in possession of any material nonpublic information regarding Company or its common stock.

6.    Representations and Warranties of Dealer. Dealer represents and warrants to the Company on the date hereof that:

(a)it has the power to execute this Agreement and any other documentation relating to this Agreement to which it is a party, to deliver this Agreement and to perform its obligations under this Agreement and has taken all necessary action to authorise such execution, delivery and performance;

(b)such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets;

(c)all governmental and other consents that are required to have been obtained by it with respect to this Agreement have been obtained and are in full force and effect and all conditions of any such consents have been complied with; and

(d)its obligations under this Agreement constitutes its legal, valid and binding obligations, enforceable in accordance with its terms (subject to applicable bankruptcy, reorganisation, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

7.    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York (without reference to choice of law doctrine).

8.    No Other Changes. Except as expressly set forth herein, all of the terms and conditions of the Call Option Transaction Confirmations and the Warrants Confirmations shall remain in full force and effect and are hereby confirmed in all respects. The parties agree and acknowledge that with respect to the Exchanged Convertible Notes this Agreement shall operate in lieu of the termination provisions set forth in Section 9(j)(ii) of the Call Option Transaction Confirmations.

9.     Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if all of the signatures thereto and hereto were upon the same instrument.

10.    No Reliance, etc. The Company hereby confirms that it has relied on the advice of its own counsel and other advisors (to the extent it deems appropriate) with respect to any legal, tax, accounting, or regulatory consequences of this Agreement, that it has not relied on Dealer or its affiliates in any respect in connection therewith, and that it will not hold Dealer or its affiliates accountable for any such consequences.

11.    Additional Acknowledgements and Agreements. The Company understands, acknowledges and agrees that (A) the Company does not have, and shall not attempt to exercise, any influence over how, when or whether Dealer effects any hedge unwind activity in connection with this Agreement, (B) Dealer and its affiliates may buy or sell Shares or other securities or buy or sell options or futures contracts or enter into or unwind swaps or other derivative securities for its own account in connection with the termination or amendment of the Confirmations; (C) Dealer and its affiliates also may be active in the market for Shares other than in connection with hedging activities in relation to the termination or amendment of the Confirmations; (D Dealer shall make its own determination as to whether, when or in what manner any hedging or market activities in securities of the Company shall be conducted and shall do so in a manner that it deems appropriate to hedge its price and market risk with respect to the payment required under this Agreement; (E) any market activities of Dealer and its affiliates with respect to Shares may affect the market price and volatility of Shares, each in a manner that may be adverse to the Company and (F) Dealer may purchase or sell shares for its own account at an average price that may be greater than, or less than, any price paid by or to the Company in connection with the termination or amendment of the Confirmations.

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IN WITNESS WHEREOF, the parties have executed this AGREEMENT the day and the year first above written.

INVACARE CORPORATION

By:	/s/ Kathleen P. Leneghan
Name: Kathleen P. Leneghan Title: Senior VP & Chief Financial Officer

WELLS FARGO BANK, NATIONAL ASSOCIATION
By:	/s/ Cathleen Burke
Name: Cathleen Burke
Title: Managing Director